Exhibit 99.B(o)(1
)

                                 Citizens Funds
                                230 Commerce Way
                                    Suite 300
                              Portsmouth, NH 03801

                          ____________ _________, 2000

Citizens Advisers, Inc.
230 Commerce Way
Suite 300
Portsmouth, NH 03801

         RE: Citizens International Growth Fund(sm) - Multiple Class Plan

Ladies and Gentlemen:

         This letter serves as notice that Citizens International Growth Fund (the "Fund") is hereby added to the list of series of Citizens Funds (the "Trust") to which Citizens Advisers, Inc. ("Citizens Advisers") renders services as administrator pursuant to the terms of the Multiple Class Plan dated as of May 18, 1998, as amended (the "Agreement") between the Trust and Citizens Advisers.

         Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                            CITIZENS FUNDS

                                            By:_________________________________

                                            Title:______________________________

Acknowledgement:

CITIZENS ADVISERS, INC.

By:_________________________________

Title:______________________________